UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 21, 2011

(Date of earliest event reported: December 17, 2011

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75-153 Merle Drive Suite B

Palm Desert, CA 92211

(Address of principal executive offices, zip code)

(760) 610-6758

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events.

On December 19, 2011 the Company filed a notice of dismissal of its suit in U.S. District Court for the Northern District of Oklahoma without prejudice in its lawsuit against CAVU Resources, Inc. (Case # 4:20211cv0073) pursuant to an Amendment and Assignment of interest agreement with CAVU Resources, Inc. executed on December 17, 2011, the details of which are set forth below.

On December 17, 2011 the Company entered into an amendment and assignment of interest with CAVU Resource, Inc. which provided that the Company would have a lien on any or all of the following: 1) proceeds of the sale of CAVU’s assets; 2) proceeds from a funding of any kind, 3) proceeds from a loan or loans; 4) proceeds from the sale of CAVU stock; or 5) proceeds from any similar transaction which provides funds to CAVU or its affiliates or subsidiaries (hereafter referred to as a “Financing”). Any Financing made by CAVU, any of its affiliated companies or subsidiaries, from any of the aforementioned transactions whereby CAVU, its affiliated companies or affiliates, obtains good funds in an amount greater than $250,000.00 in the aggregate shall be covered by this Amendment and Assignment (hereafter “Assignment”).

This lien is made herein to secure the payment of $148,290.62 owed to SRRG by CAVU through December 31, 2011 (plus interest at 1 % per month thereafter compounded semi-monthly), pursuant to the Settlement Agreement “(Settlement”) between the parties dated November 15, 2010, the basis of the debt owed by CAVU to Surge.

In addition, the parties have agreed herein that CAVU will reimburse Surge for $5,000.00 in legal fees incurred to date and pay any additional legal fees if further legal action is required to enforce the terms of this Assignment or the original Settlement, bringing the total due Surge to $153,290.62.

Also, Surge agreed to dismiss without prejudice the lawsuit known as Case number 4:20211cv0073 filed in Tulsa District Court on December 13, 2011 as soon as possible after this Assignment is executed by both parties, which dismissal occurred on December 19, 2011.

This Assignment amends the Settlement between Surge and CAVU dated November 15, 2010 and any terms modified herein shall be in full force and effect.

CAVU agreed that once any transaction(s) set forth in the aforementioned preceding paragraphs is completed that CAVU is hereby instructed and agrees to deduct $148,290.62, plus $5,000.00 in legal fees, for a total due Surge to $153,290.62 from any transaction in the aforementioned paragraphs pursuant to this written agreement and CAVU shall promptly remit such proceeds directly to Surge by wire transfer, or cause the funds to be remitted from any closing contemplated above, immediately upon of closing of any of the aforementioned transactions or Financing:

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: December 22, 2011	By:	/s/ E. Jamie Schloss
E. Jamie Schloss
Chief Executive Officer

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